Exhibit 99.1

Trex Company Reports Second Quarter 2017 Results

– Another Quarter of Record Revenue and Net Income –

–Trex Enters Commercial Market with Acquisition of SC Company –

Second Quarter Highlights

--Net Sales increased 8% to record $158 million

--Gross Margin expanded 370 basis points to 45.6%

--Diluted EPS increased 21% to $0.97

Third Quarter Revenue Guidance: $126 million, Inclusive of $9 million Contribution from SC Company

WINCHESTER, Va.--(BUSINESS WIRE)--July 31, 2017--Trex Company, Inc. (NYSE:TREX), the world’s number-one brand of decking and railing and leader in high-performance, low-maintenance outdoor living products, today reported financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Results

Net sales for the second quarter of 2017 reached record $157.9 million, 8% above the $146.5 million reported in last year’s second quarter. Gross margin was 45.6%, a 370 basis point expansion from the 41.9% reported in the second quarter of 2016. The Company reported net income of $28.8 million, or $0.97 per diluted share, representing growth of 22% and 21%, respectively, from the $23.7 million, or $0.80 per diluted share, reported in last year’s second quarter. 2016 figures have been adjusted to reflect the adoption of the new FASB standard related to deduction of stock compensation.

“In the second quarter, we continued to execute effectively across the organization, building brand recognition that converted into market share gains and implementing programs and processes that lowered production costs. This resulted in another period of record performance for Trex, in which earnings per share increased 21% from last year’s record levels on 8% revenue growth,” commented James E. Cline, President and Chief Executive Officer.

“Trex core decking and railing product sales increased 10% in the second quarter, as we sold significantly less excess polyethylene, using it internally to accommodate strong demand. Our analytics indicate that the marketing campaigns we launched in early 2016 to target the large wood decking market continue to gain traction in the replacement market as well as with consumers seeking out 'green building' alternatives. At the same time, we are investing in R&D to remain a leader in product innovation, and are funding fast-return projects that drive operating leverage.”

First Half 2017 Results

Net sales for the first half of 2017 were $302.7 million, 9% above the $278.1 million reported for the comparable period in 2016. First half 2017 gross margin was 45.3%, 250 basis points greater than the 42.8% reported in the first half of 2016. Net income for the first six months of 2017 was $56.7 million, or $1.92 per diluted share, up 20% year-over-year. Net income of $47.4 million, or $1.60 per diluted share for the first six months of 2016 was adjusted to reflect the adoption of the new FASB standard related to deduction of stock compensation.

Summary and Outlook

“First half results have positioned Trex for another strong year in 2017. Market dynamics are favorable, and our ongoing investments in branding, marketing, R&D and production efficiencies are expected to continue to result in meaningful operating leverage,” Mr. Cline noted.

“We are very pleased to have completed the acquisition of SC Company that we announced today and is detailed in a separate release. SC Company has successfully built a leadership position in the large, fragmented commercial and architectural railing and staging markets through a commitment to quality, deep engineering capabilities and innovative design.

“For the 2017 third quarter, we expect our consolidated revenues to be $126 million, comprised of $117 million from our legacy Trex operations and a two month revenue contribution from SC Company, which is expected to amount to approximately $9 million,” Mr. Cline said.

Details with respect to the Company’s acquisition of SC Company are contained in a separate release issued today, simultaneously with this earnings release.

Second Quarter 2017 Conference Call and Webcast Information

Trex will hold a conference call to discuss its second-quarter 2017 results and other corporate matters on Monday, July 31st, 2017 at 5:00 PM ET. To participate on the day of the call, dial 1-888-349-0106 or internationally, 1-412-902-0131 approximately ten minutes before the call and tell the operator you wish to join the Trex Company Conference Call.

A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at http://investor.trex.com/phoenix.zhtml?c=86979&p=irol-irhome. For those who cannot listen to the live broadcast, an audio replay of the conference call will be available on the Trex website for 30 days.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the impact of weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of high performance wood-alternative decking and railing, with more than 25 years of product experience. Stocked in more than 6,700 retail locations worldwide, Trex outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

TREX COMPANY, INC.

Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net sales	$157,941	$146,450	$302,747	$278,126

Cost of sales	85,927	85,040	165,563	159,089

Gross profit	72,014	61,410	137,184	119,037

Selling, general and administrative expenses	27,221	24,795	50,490	45,407

Income from operations	44,793	36,615	86,694	73,630

Interest expense, net	251	458	456	1,030

Income before income taxes	44,542	36,157	86,238	72,600

Provision for income taxes	15,760	12,432	29,506	25,170

Net income	$28,782	$23,725	$56,732	$47,430

Basic earnings per common share	$0.98	$0.81	$1.93	$1.61

Basic weighted average common shares outstanding	29,389,458	29,264,362	29,376,407	29,481,042

Diluted earnings per common share	$0.97	$0.80	$1.92	$1.60

Diluted weighted average common shares outstanding	29,550,418	29,477,870	29,555,985	29,694,081

Comprehensive income	$28,782	$23,725	$56,732	$47,430

TREX COMPANY, INC.

Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30,	December 31,
	2017	2016

ASSETS	(Unaudited)
Current assets:

Cash and cash equivalents	$8,576	$18,664
Accounts receivable, net	129,881	48,039
Inventories	26,941	28,546
Prepaid expenses and other assets	2,675	10,400
Total current assets	168,073	105,649
Property, plant and equipment, net	101,620	103,286
Goodwill and other intangibles	10,523	10,523
Other assets	2,313	1,972
Total assets	$282,529	$221,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$15,137	$10,767
Accrued expenses and other liabilities	36,271	34,693
Accrued warranty	5,925	5,925
Line of credit	—	—
Total current liabilities	57,333	51,385
Deferred income taxes	894	894
Non-current accrued warranty	30,735	31,767
Other long-term liabilities	2,880	3,223
Total liabilities	91,842	87,269
Stockholders’ equity:

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 80,000,000 shares authorized; 34,899,586 and 34,894,233 shares issued and 29,405,905 and 29,400,552 shares outstanding at June 30, 2017 and December 31, 2016, respectively	349	349
Additional paid-in capital	119,876	120,082
Retained earnings	243,974	187,242
Treasury stock, at cost, 5,493,681 shares at June 30, 2017 and December 31, 2016, respectively	(173,512)	(173,512)
Total stockholders’ equity	190,687	134,161
Total liabilities and stockholders’ equity	$282,529	$221,430

TREX COMPANY, INC.

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016

Operating Activities
Net income	$56,732	$47,430
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,513	7,417
Stock-based compensation	2,876	2,945
Loss (Gain) on disposal of property, plant and equipment	1,343	(204)
Other non-cash adjustments	(405)	(285)
Changes in operating assets and liabilities:
Accounts receivable	(81,842)	(48,268)
Inventories	1,604	4,348
Prepaid expenses and other assets	3,701	(67)
Accounts payable	4,370	(161)
Accrued expenses and other liabilities	(5,680)	(7,901)
Income taxes receivable/payable	9,907	11,188

Net cash provided by operating activities	119	16,442

Investing Activities
Expenditures for property, plant and equipment	(7,125)	(5,182)
Proceeds from sales of property, plant and equipment	-	4,349

Net cash used in investing activities	(7,125)	(833)

Financing Activities
Borrowings under line of credit	163,000	194,000
Principal payments under line of credit	(163,000)	(158,000)
Repurchases of common stock	(3,271)	(54,703)
Financing costs	-	(485)
Proceeds from employee stock purchase and option plans	189	137

Net cash used in financing activities	(3,082)	(19,051)

Net decrease in cash and cash equivalents	(10,088)	(3,442)
Cash and cash equivalents at beginning of period	18,664	5,995

Cash and cash equivalents at end of period	$8,576	$2,553

Supplemental Disclosure:
Cash paid for interest	$364	$696
Cash paid for income taxes, net	$19,600	$13,982

CONTACT:
Trex Company, Inc.
Bryan Fairbanks
Vice President & CFO
540-542-6300
or
MBS Value Partners
Lynn Morgen/Viktoriia Nakhla
212-750-5800